UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2005
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0844285 (I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)
     As previously reported, the Board of Directors (the “Board”) of RedEnvelope, Inc. (the “Company”) appointed Joseph C. Gandolfo to serve as a member of the Board effective as of April 4, 2005. On August 26, 2005, following the Company’s 2005 Annual Meeting of Stockholders at which the Board’s nine nominees were elected as directors by the Company’s stockholders, the Board appointed Mr. Gandolfo to the Nominating and Corporate Governance Committee of the Board. Also on August 26, 2005, the Board appointed Daniel R. Lyle as the Chairman of the Board, Brett Hendrickson as a member of the Audit Committee of the Board (to serve with existing members Daniel R. Lyle, Michael E. Dunn and Karen Edwards), Greggory Hammann as a member of the Nominating and Corporate Governance Committee of the Board (to serve with existing members Charles Heilbronn and Daniel R. Lyle and new member Joseph C. Gandolfo), and Karen Edwards and John Pound as members of the Compensation Committee of the Board (to serve with existing member Charles Heilbronn).
     The Company issued a press release on September 1, 2005 announcing the appointment of Mr. Lyle as the Chairman of the Board, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	RedEnvelope, Inc. Press Release dated September 1, 2005 (announcing appointment of Chairman of the Board)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: September 1, 2005	By:	/s/ Alison May
Alison May, President and
Chief Executive Officer

Index to Exhibits

Exhibit
No.	Description
99.1	RedEnvelope, Inc. Press Release dated September 1, 2005 (announcing appointment of Chairman of the Board)

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